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                                                                   EXHIBIT 10.51

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                                 (JOHN C. PLANT)

            SECOND AMENDMENT dated as of February 22, 2005 (this "Amendment") to EMPLOYMENT AGREEMENT (the "Agreement") dated as of February 6, 2003, by and between TRW Automotive Inc. (the "Company"), TRW Limited and John C. Plant ("Executive"), as amended.

            WHEREAS, in clarification of the retiree medical benefits to which Executive is entitled, Executive and Company desire to amend the Agreement as set forth;

            In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

            1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

            2. Amendment to Section 5.d. of the Agreement. Section 5.d. of the Agreement shall be amended in its entirety to read as follows:

            d. Retiree Medical Benefits. Following Executive's termination of employment for any reason, other than by the Company for Cause, the Company and Limited shall provide Executive and Executive's then-current spouse with retiree medical benefits for the remainder of Executive's and such spouse's lifetime, respectively, under terms and conditions which are no less favorable to Executive than the retiree medical benefits Executive otherwise would have been entitled had he retired in the United Kingdom. The Company shall provide such benefit through a fully-insured traditional medical program and any changes to the carrier shall be subject to the reasonable agreement of Executive.

            3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

            4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

            5. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRW Automotive Inc.                          John C. Plant

/s/ David L. Bialosky                        /s/ John C. Plant
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By: David L. Bialosky
Title: Executive Vice President and
       General Counsel

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TRW Limited

/s/ David L. Bialosky
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By: David L. Bialosky
Title: Attorney-in-Fact